Cincinnati, OH /January 30, 2008/ -- Resolve Staffing, Inc. ("Resolve") (OTC: RSFF) (BULLETIN BOARD: RSFF) , a national provider of Human Resource Outsourcing (HRO) Services with offices reaching from New York to California, announced that it has entered into a disposition agreement with Fifth Third Bank (the “Bank”), Resolve's senior secured lender. Resolve has been operating under a Forbearance and Reaffirmation Agreement with Fifth-Third since September 28, 2007. This agreement terminated on December 31, 2007.

Resolve entered into the disposition agreement only after an exhaustive mergers and acquisitions process was undertaken by Resolve and its advisors, which was designed to identify the best strategic and financial alternatives to maximize enterprise value for Resolve. These efforts resulted in the board of directors’ conclusion that the disposition agreement summarized herein was in the best interests of Resolve, its customers, employees and creditors.

The disposition agreement, which Resolve is now operating under, includes express provisions whereby the Bank now permits Resolve to maintain control over their business and operations for the purpose of maximizing the proceeds of the sale of the Bank’s collateral securing the existing senior secured debt. By entering into the disposition agreement, Resolve consented to the Bank foreclosing upon all of the collateral and to the Bank conducting one or more private sales of the collateral pursuant to Article 9 of the Ohio Uniform Commercial Code. No sale proceeds will be delivered to Resolve or any person affiliated with Resolve.

Resolve has been informed that the Bank intends to immediately sell the collateral to Koosharem Corporation, the parent company of Select StaffingSM.  Select StaffingSM is a top-10 national staffing industry leader and the commercial division brand of Santa Barbara, California-based Select Family of Staffing Companies. The sale of the collateral will be structured as a purchase of assets from the Bank pursuant to Article 9 of the Uniform Commercial Code.  Although only assets will be sold and none of Resolve's liabilities will be assumed, the buyer intends to service Resolve's customer base and replicate the same PEO and staffing functions previously provided by Resolve. Resolve does not anticipate any interruption of services to its clients. Resolve has been notified by Select Staffing that they intend to promptly integrate Resolve’s operations and employees with those of Select.   The Collateral sale is expected to close on February 8, 2008, subject to satisfaction of applicable closing conditions.

About Resolve Staffing, Inc.
Resolve (Resolve Staffing, Inc.) is a national provider of Human Resource Outsourcing (HRO) Services with offices reaching from New Yorkto California. Resolveemploys over 6,000 temporary employees per week and, with the merger with ELS (www.elshr.com), Resolve now manages a PEO payroll of over 12,000 worksite employees in over 40 states with operations and service centers throughout the country. Resolve Staffing now provides turnkey human resource management services to help its small-business clients tackle increased complexities associated with the employment aspect of their businesses. These services include payroll processing, employee benefits and administration, workers' compensation coverage, effective risk management and workplace safety programs. Resolve also provides a full range of supplemental staffing and outsourced solutions, including solutions for temporary, temporary-to-hire, or direct hire staffing in the medical, trucking, garment, clerical, office administration, customer service, professional and light industrial categories. For additional information on Resolve Staffing visit our website www.resolvestaffing.com.

Statements contained in this news release, other than those identifying historical facts, constitute 'forward-looking statements' within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Safe Harbor provisions as contained in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Resolve's future expectations, including but not limited to revenues and earnings, technology efficacy, strategies and plans, are subject to safe harbors protection. Actual Resolve results and performance may be materially different from any future results, performance, strategies, plans, or achievements that may be expressed or implied by any such forward-looking statements. The Resolve disclaims any obligation to update or revise any forward-looking statements.